         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE UNLESS REGISTERED PURSUANT TO SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                                              Dated: November 3, 1999



                                     WARRANT

                To Purchase 1.5% of the Shares of Common Stock of

                      LET'S TALK CELLULAR & WIRELESS, INC.

                            Expiring November 3, 2009

                  THIS IS TO CERTIFY THAT, for value received, THE CHASE MANHATTAN BANK or registered assigns (the "HOLDER") is entitled to purchase from LET'S TALK CELLULAR & WIRELESS, INC., a Florida corporation (the "COMPANY"), at any time or from time to time after 9:00 a.m., New York City time, on November 3, 1999 and prior to 5:00 p.m., New York City time, on November 3,2009 (the "EXPIRATION DATE"), at the place where the Warrant Agency (as hereinafter defined) is located, at the Exercise Price, 131,246 shares of Common Stock, par value $.001 per share (the "COMMON STOCK"), of the Company, all subject to adjustment and upon the terms and conditions as hereinafter provided, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter described.

                  This Warrant is one of one or more warrants (the "WARRANTS") of the same form and having the same terms as this Warrant, entitling the holders initially to purchase up to an aggregate of 524,984 shares of Common Stock.

                  Certain terms used in this Warrant are defined in Article V.

                                    ARTICLE I

                              EXERCISE OF WARRANTS

                  1.1. METHOD OF EXERCISE. To exercise this Warrant in whole or in part, the Holder shall deliver to the Company, at the Warrant Agency, (a) this Warrant, (b) a written notice, in substantially the form of the Subscription Notice attached hereto, of such Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, the denominations of the share certificate or certificates desired and the name or names in which such certificates are to be registered, and (c) payment of the Exercise Price with respect to such shares. Such payment may be made, at the option of the Holder, by cash, money order, certified or bank cashier's check or wire transfer; PROVIDED, HOWEVER, that the Holder shall have the right, at its election, in lieu of delivering the Exercise Price in cash, to instruct the Company in the form of Subscription Notice to retain, in payment of the Exercise Price, a number of shares of Common Stock (the "PAYMENT SHARES") equal to the quotient of the aggregate Exercise Price of the shares as to which this Warrant is then being exercised divided by "AVERAGE CLOSING PRICE" as of the date of exercise and to deduct the number of Payment Shares from the shares to be delivered to the Holder. "Average Closing Price" means, as of any date, (x) if shares of Common Stock are listed on a national securities exchange, the average of the closing sale prices therefore on the largest securities exchange on which such shares are traded on the last ten (10) trading days before such date, (y) if such shares are listed on the NASDAQ National Market System but not on any national securities exchange, the average of the closing sales prices therefor on the NASDAQ National Market System on the last ten (10) trading days before such date or (z) if such shares are not listed on either a national securities exchange or the NASDAQ National Market System, the average of the sales prices therefor on the last twenty (20) trading days before such date.

                  The Company shall, as promptly as practicable and in any event within seven days thereafter, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in said notice. The share certificate or certificates so delivered shall be in such denominations as may be specified in such notice or, if such notice shall not specify denominations, in denominations of 100 shares each, and shall be issued in the name of the Holder or such other name or names as shall be designated in such notice. Such certificate or certificates shall be deemed to have been issued, and such Holder or any other Person so designated to be named therein shall be deemed for all purposes to have become a holder of records of such shares, as of the date the aforementioned notice is received by the Company. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant which shall then be returned to the Holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and new Warrants, except that, if share certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder at the time of delivering the aforementioned notice of exercise or promptly upon receipt of a written request of the Company for payment.

                  1.2. SHARES TO BE FULLY PAID AND NONASSESSABLE. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and, if the Common Stock of any class is then listed on any national securities exchange (as such term is used in the Exchange
Act) or quoted on NASDAQ, shall be duly listed or quoted thereon, as the case may be.

                  1.3. NO FRACTIONAL SHARES TO BE ISSUED. The Company shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share would, but for this Section, be issuable upon any exercise of this Warrant, in lieu of such fractional share the Company shall pay to the Holder, in cash, an amount equal to the same fraction of the greater of the Earnings Value or Fair Market Value of the Company per share of outstanding Common Stock on the Business Day immediately prior to the date of such exercise.

                  1.4. SHARE LEGEND. Each certificate for shares of Common Stock issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Securities Act, shall bear the following legend:

                  "This security has not been registered under the Securities Act of 1933, as amended, or any state securities law and may not be transferred, sold or offered for sale unless registered pursuant to such Act and any applicable state securities law or unless an exemption from such registration is available."

                  Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act) shall also bear such legend unless, in the opinion of counsel selected by the holder of such certificate (who may be an employee of such holder) and reasonably acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.


                                   ARTICLE II

                     WARRANT AGENCY; TRANSFER, EXCHANGE AND
                             REPLACEMENT OF WARRANTS

                  2.1. WARRANT AGENCY. If any Warrantholder shall request appointment of an independent warrant agency with respect to the Warrants, the Company shall promptly appoint and thereafter maintain, at its own expense, an agency in New York State (the "WARRANT AGENCY"), for purposes specified herein, and shall give prompt notice of such appointment (and appointment of any successor Warrant Agency) to holders of all Warrants. Until an independent Warrant Agency is so appointed, the Company shall perform the obligations of the Warrant Agency provided herein at its address at 800 Brickell Avenue, Suite 400, Miami, Florida, 33131or such other address as the Company shall specify by notice to all Warrantholders.

                  2.2. OWNERSHIP OF WARRANT. The Company may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any Person other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article II.

                  2.3. TRANSFER OF WARRANT. The Company agrees to maintain at the Warrant Agency books for the registration of transfers of the Warrants, and transfer of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Warrant Agency, together with a written assignment of this Warrant duly executed by the Holder or his duly authorized agent or attorney, with (unless the Holder is the original Warrantholder or another institutional investor) signatures guaranteed by a bank or trust company or a broker or dealer registered with the NASD, and funds sufficient to pay any transfer taxes payable upon such transfer. Upon surrender the Company (subject to being satisfied that such transfer is exempt from registration under the Securities Act) shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment, and this Warrant shall promptly be canceled. Notwithstanding the foregoing, a Warrant may be exercised by a new holder without having a new Warrant issued.

                  2.4. DIVISION OR COMBINATION OF WARRANTS. This Warrant may be divided or combined with other Warrants upon surrender hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Agency, together with a written notice specifying the names and denominations in which the new Warrant or Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with Section 2.3 as to any transfer which may be involved in the division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                  2.5. LOSS, THEFT, DESTRUCTION OF WARRANT CERTIFICATES. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company (the original Warrantholder's or any other institutional Warrantholder's indemnity being satisfactory indemnity in the event of loss, theft or destruction of any Warrant owned by such institutional holder), or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

                  2.6. EXPENSES OF DELIVERY OF WARRANTS. The Company shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants and Warrant Shares hereunder.

                                   ARTICLE III

                                 CERTAIN RIGHTS

                  3.1. REGISTRATION RIGHTS. This Warrant is entitled to the benefits of the Registration Rights Agreement dated as of November 3, 1999, between the Company, the Holder and certain other Warrantholders (the "REGISTRATION RIGHTS AGREEMENT"). The Company shall keep a copy of the Registration Rights Agreement, and any amendments thereto, at the Warrant Agency and shall furnish copies thereof to the Holder upon request.

                  3.2. CONTEST AND APPRAISAL RIGHTS. Upon each determination of Earnings Value, Fair Market Value and Market Price hereunder, the Company shall promptly give notice thereof to all Warrantholders, setting forth in reasonable detail the calculation of such Earnings Value or Market Price or the method and basis of determination of such Fair Market Value, as the case may be. If the Holder (or any permitted transferee of all of the Holder's outstanding Warrants) shall disagree with such determination and shall, by notice to the Company given within 15 Business Days after the Company's notice of such determination, elect to dispute such determination, such dispute shall be resolved in accordance with this Section 3.2. In the event that a determination of Earnings Value is disputed, such dispute shall be submitted, at the Company's expense, to the Company's independent certified public accountants. If the Holder (or any permitted transferee of all of the Holder's outstanding Warrants) shall disagree with the determination made by the Company's independent certified public accountants and shall, by notice to the Company given within 15 Business Days after notice of such determination, elect to dispute such determination, such dispute shall be submitted to a different firm of independent certified public accountants of recognized standing selected by the Holder (or any permitted transferee of all of the Holder's outstanding Warrants) and reasonably acceptable to the Company, whose determination shall be binding on the Company and the Holder (or such transferee). The fees and expenses of such accountants shall be paid by the Company. In the event that a determination of Market Price is disputed, such dispute shall be submitted, at the Company's expense, to a New York Stock Exchange member firm selected by the Company and reasonably acceptable to the Holder (or any permitted transferee of all of the Holder's outstanding Warrants), whose determination of Market Price shall be binding on the Company and the Holder (or any permitted transferee of all of the Holder's outstanding Warrants). In the event that a determination of Fair Market Value is disputed, such dispute shall be resolved through the Appraisal Procedure.

                  3.3  CERTAIN COVENANTS AND REPRESENTATIONS.

                  (a) The Company covenants and agrees that it shall not permit any of its Subsidiaries to issue, sell, distribute or otherwise grant in any manner (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any warrants or options for the purchase of, any of such Subsidiary's capital stock or any securities convertible or exchangeable for any of such Subsidiary's capital stock, whether or not such rights, warrants or options, or the rights to convert or exchange such convertible or exchangeable securities, are immediately exercisable.

                  (b) In case at any time the Company shall declare any dividend on its Common Stock, whether payable in cash, stock or other property, then the Company shall give written notice to the Holder of the date on which the books of the Company shall close or a record shall be taken for such dividend. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend. Such written notice shall be given at least 30 days prior to the action in question, and not more than 90 days and not less than 30 days prior to the relevant record date or the date fixed for determining stockholders entitled to participate therein, as the case may be.

                  (c) As of the date hereof, (i) there are 8,749,762 shares of Common Stock issued and outstanding and (ii) this Warrant is exercisable to purchase 1.5% of the Company's Common Stock.

                  (d) If at any time the Company is no longer required to file Forms 10-K or 10-Q (or any successor forms) under the Exchange Act, the Company shall deliver to each Holder of Warrants financial statements that comply with the standards set forth in Section 6.7 of the Credit Agreement, within 45 days after the end of each of the Company's first three fiscal quarters and within 90 days after the end of the Company's fiscal year. The annual financial statements shall be reported upon without qualification by an independent certified public accounting firm selected by the Company and reasonably satisfactory to the Holders.

                  3.4      TAG ALONG RIGHTS.

                  (a) Except as provided in Section 3.4 (c) below, if at any time HIG Investment Group, L.P., HIG Fund V, Inc. or Texas Cellular Partners L.P.(each, a "SHAREHOLDER", and collectively, the "SHAREHOLDERS") desires to sell, transfer or otherwise dispose of any of its shares of Common Stock to any person or entity (a "DISPOSITION"), such selling Shareholder shall, at least thirty (30) days prior to the Disposition, give notice to the Holder describing the terms of the Disposition in reasonable detail (including but not limited to the name of the proposed transferee, the number of shares of Common Stock proposed to be transferred, the purchase price per share proposed to be paid therefor and the payment terms and type of transfer to be effected) and stating that the Holder has the option to sell to the proposed transferee in the Disposition up to the number of shares of Common Stock equal to the product of
(A) the total number of shares of Common Stock then owned by the Holder, multiplied by (B) a fraction, the numerator of which shall be the total number of shares of Common Stock proposed to be transferred and the denominator of which shall be the sum of the total number of shares of Common Stock owned by such selling Shareholder plus the total number of shares then owned by the Holder. The number of shares of Common Stock which the Holder shall be deemed to own under clauses (A) and (B) of the preceding sentence shall include the number of shares of Common Stock that the Holder would have owned or been entitled to receive if it had exercised all of its rights to purchase shares of Common Stock under this Warrant immediately prior to such Disposition. Such option may be exercised by the Holder by notice to the selling Shareholder given within 20 Business Days after receipt by the Holder of notice of the proposed Disposition. The selling Shareholder shall cause the proposed transferee to pay to the Holder, immediately upon consummation of the Disposition, the total sales price payable to the Holder in connection with the Holder's transfer of shares of Common Stock, and promptly following consummation of the Disposition the selling Shareholder shall furnish such other evidence of the consummation of the Disposition and the terms thereof as may be reasonably requested by the Holder.

                  (b) The Company hereby represents and warrants that the Shareholders are the only persons or group (as that term is defined in Section 13(d) of the Exchange Act) known by the Company to be the beneficial owners of more than 10% of the Common Stock as of the date hereof.

                  (c) The provisions of Section 3.4 (a) shall not apply to sales by the Selling Shareholders under and in accordance with Rule 144 under the Securities Act if the aggregate number of shares sold in any calendar quarter is less than 1% of the outstanding shares of Common Stock on first day of such quarter.

                                   ARTICLE IV

                             ANTIDILUTION PROVISIONS

                  4.1. ADJUSTMENTS GENERALLY. The Exercise Price and the number of shares of Common Stock (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as provided in this Article IV.

                  4.2. COMMON STOCK REORGANIZATION. If the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares or consolidate its outstanding shares of Common Stock into a smaller number of shares (any such event being called a "COMMON STOCK REORGANIZATION"), then (a) the Exercise Price shall be adjusted, effective immediately after the record date at which the holders of shares of Common Stock are determined for purposes of such Common Stock Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date before giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization, and (b) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Common Stock Reorganization by a fraction, the numerator of which shall be the number of shares outstanding after giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such Common Stock Reorganization.

                  4.3. COMMON STOCK DISTRIBUTION. (a) If the Company shall issue or otherwise sell or distribute any shares of Common Stock (any such event, including any event described in paragraphs (b) and (c) below, being herein called a "COMMON STOCK DISTRIBUTION"), other than the issuance of up to 764,219 shares of Common Stock upon the exercise of employee stock options that have been granted as of the date hereof under the Company's 1997 Executive Incentive Compensation Plan or other than pursuant to a Common Stock Reorganization, for a consideration per share less than the Exercise Price then in effect or less than the Market Price (except, if the Company has been Delisted, the term "Market Price" shall be replaced by " greater of the Earnings Value and the Fair Market Value") of the Company per share of outstanding Common Stock on the date of such issue, sale or distribution (before giving effect to such issue, sale or distribution), then, effective upon such issue, sale or distribution, the Exercise Price shall be reduced to the lowest of the prices (calculated to the nearest cent) determined as provided in clauses (i), (ii) and (iii) below:

                           (i) the consideration per share received by the
Company upon the issue, sale or distribution of Common Stock in such Common Stock Distribution;

                           (ii) by dividing (A) an amount equal to the sum of
(1) the number of shares of Common Stock outstanding immediately prior to such Common Stock Distribution multiplied by the then existing Exercise Price, plus
(2) the consideration, if any, received by the Company upon such Common Stock Distribution by (B) the total number of shares of Common Stock outstanding immediately after such Common Stock Distribution; and

                           (iii) by multiplying the Exercise Price in effect
immediately prior to such Common Stock Distribution by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such Common Stock Distribution multiplied by the Market Price (except, if the Company has been Delisted, the term "Market Price" shall be replaced by " greater of the Earnings Value and the Fair Market Value") per share on the date of such Common Stock Distribution, plus (B) the consideration received by the Company upon such Common Stock Distribution, and the denominator of which shall be the product of (1) the total number of shares of Common Stock outstanding immediately after such Common Stock Distribution, multiplied by (2) the Market Price (except, if the Company has been Delisted, the term "Market Price" shall be replaced by " greater of the Earnings Value and the Fair Market Value") per share on the date of such Common Stock Distribution.

                  No adjustment of the Exercise Price shall be made in an amount less than 1% of such Exercise Price, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% of such Exercise Price or more.

                  If any Common Stock Distribution shall require an adjustment to the Exercise Price pursuant to the foregoing provisions of this paragraph
(a), then, effective at the time such adjustment is made, the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Common Stock Distribution by a fraction, the numerator of which shall be the number of shares outstanding immediately after giving effect to such Common Stock Distribution and the denominator shall be the sum of the number of shares outstanding immediately before giving effect to such Common Stock Distribution plus the number of shares of Common Stock which the aggregate consideration received by the Company with respect to such Common Stock Distribution would purchase at the Market Price (except, if the Company has been Delisted, the term "Market Price" shall be replaced by " greater of the Earnings Value and the Fair Market Value") per share of outstanding Common Stock on the date of such Common Stock Distribution (before giving effect to such Common Stock Distribution).

                  The provisions of this paragraph (a), including by operation of paragraph (b) or (c) below, shall not operate to increase the Exercise Price or reduce the number of shares of Common Stock subject to purchase upon exercise of this Warrant.

                  (b) If the Company shall issue, sell, distribute or otherwise grant in any manner (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights, warrants or options being herein called "OPTIONS" and such convertible or exchangeable stock or securities being herein called "CONVERTIBLE SECURITIES"), whether or not such Options or the rights to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Exercise Price then in effect or less than the Market Price (except, if the Company has been Delisted, the term "Market Price" shall be replaced by " greater of the Earnings Value and the Fair Market Value") per share of outstanding Common Stock on the date of granting such Options (before giving effect to such grant), then, for purposes of paragraph (a) above, the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting of such Options and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraph (d) below, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of such Convertible Securities.

                  (c) If the Company shall issue, sell or otherwise distribute (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the aggregate amount received or receivable by the Company as consideration for the issue, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price then in effect or less than the Market Price (except, if the Company has been Delisted, the term "Market Price" shall be replaced by " greater of the Earnings Value and the Fair Market Value") per share of outstanding Common Stock on the date of such issue, sale or distribution (before giving effect to such issue, sale or distribution), then, for purposes of paragraph (a) above, the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issue, sale or distribution of such Convertible Securities and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraph (d) below, no additional adjustment of the Exercise Price shall be made upon the actual conversion or exchange of such Convertible Securities.

                  (d) If the purchase price provided for in any Option referred to in paragraph (b) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (b) or (c) above, or the rate at which any Convertible Securities referred to in paragraph (b) or (c) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Article IV), the Exercise Price then in effect shall forthwith be readjusted (effective only with respect to any exercise of this Warrant after such readjustment) to the Exercise Price which would then be in effect had the adjustment made upon the issue, sale, distribution or grant of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be; PROVIDED, HOWEVER, that such readjustment shall give effect to such change only with respect to such Options and Convertible Securities as then remain outstanding.

                  (e) If the Company shall pay a dividend or make any other distribution upon any capital stock of the Company payable in Common Stock, Options or Convertible Securities, then, for purposes of paragraph (a) above, such Common Stock, Options or Convertible Securities, as the case may be, shall be deemed to have been issued or sold without consideration.

                  (f) If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, after deduction therefrom of any expenses incurred and any underwriting commissions or concessions paid or allowed by the Company in connection therewith. If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the Fair Market Value of such consideration, after deduction of any expenses incurred and any underwriting commissions or concessions paid or allowed by the Company in connection therewith. If any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the assets and business of the nonsurviving corporation as shall be attributable to such Common Stock, Option or Convertible Securities, as the case may be. If any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

                  (g) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue, sale, distribution or grant of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  4.4. SPECIAL DIVIDENDS. If the Company shall issue or distribute to any holders of shares of Common Stock, evidences of indebtedness, any other securities of the Company or any cash, property or other assets, and if such issuance or distribution does not constitute (x) a cash dividend or distribution out of surplus or net profits legally available therefor, (y) a Common Stock Reorganization or (z) a Common Stock Distribution (any such nonexcluded event being herein called a "SPECIAL DIVIDEND"), then at the option of the Holder:

                  (a)(i) the Exercise Price shall be decreased, effective immediately after the record date at which the holders of shares of Common Stock are determined for purposes of such Special Dividend, to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the Market Price (except, if the Company has been

Delisted, the term "Market Price" shall be replaced by " greater of the Earnings Value and the Fair Market Value") per share of outstanding Common Stock on such record date less the then Fair Market Value of the evidences of indebtedness, securities or property or other assets issued or distributed in such Special Dividend with respect to one share of Common Stock, and the denominator of which shall be the Market Price (except, if the Company has been Delisted, the term "Market Price" shall be replaced by " greater of the Earnings Value and the Fair Market Value") per share on such record date, and (ii) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Special Dividend by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such Special Dividend and the denominator of which shall be the Exercise Price in effect immediately after such Special Dividend; or

                  (b) the Company shall pay over to the Holder, on the date such Special Dividend is paid, the cash, stock or other securities and other property which the Holder would have received if the Holder had exercised this Warrant in full to purchase Common Stock and had been the record holder of such Common Stock on the record date at which the holders of shares of Common Stock are determined for purposes of such Special Dividend.

                  4.5. CAPITAL REORGANIZATIONS. If there shall be any consolidation or merger to which the Company is a party, other than a consolidation or a merger in which the Company is a continuing corporation and which does not result in any reclassification of, or change (other than a Common Stock Reorganization or a change in par value) in, outstanding shares of Common Stock, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety or other transaction in which all of the existing stockholders of the Company sell or exchange their shares (any such event being called a "CAPITAL REORGANIZATION"), then, effective upon the effective date of such Capital Reorganization, the Holder shall have the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have owned or have been entitled to receive after such Capital Reorganization if this Warrant had been exercised immediately prior to such Capital Reorganization, with the intention being that the Holders shall participate in such Capital Reorganization on the same terms and conditions as the then existing stockholders if the Company). As a condition to effecting any Capital Reorganization, the Company or the successor or surviving corporation, as the case may be, shall execute and deliver to each Warrantholder and to the Warrant Agency an agreement as to the Warrantholders' rights in accordance with this
Section 4.5, providing for subsequent adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Article IV. The provisions of this Section 4.5 shall similarly apply to successive Capital Reorganizations.

                  4.6. CERTAIN OTHER EVENTS. If any event occurs as to which the foregoing provisions of this Article IV are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Company, fairly protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock subject to purchase upon exercise of this Warrant.

                  4.7. ADJUSTMENT RULES. (a) Any adjustments pursuant to this
Article IV shall be made successively whenever an event referred to herein shall occur.

                  (b) No adjustment shall be made pursuant to this Article IV in respect of the issuance from time to time of shares of Common Stock upon the exercise of Warrants.

                  (c) If the Company shall set a record date to determine the holders of shares of Common Stock for purposes of a Common Stock Reorganization, Common Stock Distribution, Special Dividend or Capital Reorganization and shall legally abandon such action prior to effecting such action, then no adjustment shall be made pursuant to this Article IV in respect of such action.

                  4.8. PROCEEDING PRIOR TO ANY ACTION REQUIRING ADJUSTMENT. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Article IV, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock which the holders of Warrants are entitled to receive upon exercise thereof.

                  4.9. NOTICE OF ADJUSTMENT. Not less than 30 nor more than 90 days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Article IV, the Company shall give notice to each Warrantholder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof. If the required adjustment is not determinable at the time of such notice, the Company shall give notice to each Warrantholder of such adjustment and computation promptly after such adjustment becomes determinable.

                                    ARTICLE V

                                   DEFINITIONS

                  The following terms, as used in this Warrant, have the following respective meanings:

                  "APPRAISAL PROCEDURE" means a procedure whereby two independent appraisers, one chosen by the Company and one by the Holder (or any permitted transferee of all of the Holder's outstanding Warrants), shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 Business Days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 Business Days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the business of the Company. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on the Company and the Holder; otherwise the average of all three determinations shall be binding and conclusive on the Company and the Holder. The costs of conducting any Appraisal Procedure shall be borne by the Company.

                  "BUSINESS DAYS" means each day in which banking institutions in New York are not required or authorized by law or executive order to close, unless there shall have been an offering of the Common Stock registered under the Securities Act, in which case "Business Day" means (a) if any class of Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which such class of Common Stock is listed or admitted to trading is open for business or (b) if no class of Common Stock is so listed or admitted to trading, a day on which any New York Stock Exchange member firm is open for business.

                  "CAPITAL REORGANIZATION" shall have the meaning set forth in
Section 4.5.

                  "CLOSING PRICE" on any day means (a) if any class of Common Stock is listed or admitted for trading on a national securities exchange, the reported last sales price regular way or, if no such reported sale occurs on such day, the average of the closing bid and asked prices regular way on such day, in each case on the principal national securities exchange on which such class of Common Stock is listed or admitted to trading, or (b) if no class of Common Stock is listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market on such day as reported by NASDAQ or any comparable system or, if not so reported, as reported by any New York Stock Exchange member firm selected by the Company for such purpose.

                  "COMMON STOCK" shall have the meaning set forth in the first paragraph of this Warrant, subject to adjustment pursuant to Article IV.

                  "COMMON STOCK DISTRIBUTION" shall have the meaning set forth in Section 4.3(a).

                  "COMMON STOCK REORGANIZATION" shall have the meaning set forth in Section 4.2.

                  "COMPANY" shall have the meaning set forth in the first paragraph of this Warrant.

                  "CONVERTIBLE SECURITIES" shall have the meaning set forth in
Section 4.3(b).

                  "CREDIT AGREEMENT" shall mean the Credit Agreement, dated as of April 2, 1998, as amended, among the Company, the other borrowers named therein, the Holder and the other lenders named therein.

                  "DELISTED" means the shares of the Company's Common Stock are not listed on either a national securities exchange or the NASDAQ National Market System

                  "DISPOSITION" shall have the meaning set forth in Section 3.4.

                  "DISTRIBUTABLE AMOUNT" means the amount of cash plus the Fair Market Value of property other than cash to which the holder of one and one half percent (1.5%) of the Common Stock would be entitled to receive in connection with a Significant Corporate Event (assuming that all proceeds of such Significant Corporate Event were immediately distributed to the shareholders of the Company.)

                  "EARNINGS VALUE" means, as at any date of determination, an amount equal (A) to the sum of (a) the greater of (i) net income of the Company and its Subsidiaries during the 12-month period ending on the last day of the most recently ended fiscal quarter of the Company and (ii) net income of the Company and its Subsidiaries during the most recently ended fiscal year of the Company, in each case determined on a consolidated basis in accordance with GAAP, plus (b) all federal, state and local income and franchise taxes deducted from income in determining such net income, minus (c) all extraordinary or nonrecurring losses and gains, and any losses and gains from the sale or dispositions of assets other than in the ordinary course of business, plus (d) all depreciation, amortization and interest expense during such period, each determined in accordance with GAAP, plus (e) all cash and cash equivalents of the Company and its Subsidiaries determined in accordance with GAAP, minus (f) the amount of indebtedness of the Company and its Subsidiaries under the Credit Agreement, times (B) a multiple of five and one half (5.5), except that in the event of a Call under Section 6.2(a) the multiple shall be six and one half (6.5) and that in the event of a Call under Section 6.2(b) the multiple shall be seven and one half (7.5).

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission (or its successor) thereunder, all as the same shall be in effect at the time.

                  "EXERCISE PRICE" means $.01 per share of Common Stock, subject to adjustment pursuant to Article IV.

                  "FAIR MARKET VALUE" means the fair market value of the business, property or asset in question, as determined by the mutual agreement of the Company and the Holder (or any permitted transferee of all of the Warrants). If no such agreement is reached within 30 days of the "Agreement Initiation Date," then Fair Market Value shall be determined in accordance with the Appraisal Procedure, with the appraised Fair Market Value of the Company equal to the greater of (a) the fair market value of the Company and its Subsidiaries as a going concern and (b) the liquidation value thereof. For purposes hereof, Agreement Initiation Date for determining Fair Market Value pursuant to Section 6.1 shall mean two Business Days after a Holder has given notice to the Company of its intention to exercise its put right, for determining Fair Market Value pursuant to Section 6.2 shall mean two Business Days after the Company has given notice to the Holders of all of the Warrants of its intention to exercise its call right, for determining Fair Market Value for purposes of Section 1.3 shall mean the date on which any Holder has exercised Warrants and for determining Fair Market Value for purposes of Article IV shall mean the date on which a Holder has received from the Company a notice of an adjustment pursuant to Section 4.9. Notwithstanding the foregoing, if at any date of determination of the Fair Market Value of the Company, the Common Stock of any class shall then be publicly traded, the Fair Market Value of the Company on such date shall be the greater of (a) the amount determined as provided above and (b) the Market Price on such date multiplied by the number of shares of Common Stock then outstanding.

                  "HOLDER" shall have the meaning set forth in the first paragraph of this Warrant.

                  "HOLDER'S PERCENTAGE" shall have the meaning set forth in
Section 6.3.

                  "LENDERS" means The Chase Manhattan Bank, IBJ Whitehall Bank & Trust Company, Nationsbank, N.A. and Merrill Lynch Business Financial Services Inc.

                  "MARKET PRICE" on any day means the average of the daily Closing Prices of a share of Common Stock for the 20 consecutive Business Days ending on the most recent Business Day for which a closing price is available.

                  "NASD" means The National Association of Securities Dealers, Inc.

                  "NASDAQ" means The National Association of Securities Dealers, Inc. Automated Quotation System.

                  "NEW SECURITIES" shall mean any Common Stock, Convertible Securities, Options or capital stock of any class (including, without limitation, preferred stock).

                  "OPTIONS" shall have the meaning set forth in Section 4.3(b).

                  "REGISTRATION RIGHTS AGREEMENT" shall have the meaning set forth in Section 3.1.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission (or its successor) thereunder, all as the same shall be in effect from time to time.

                  "SHAREHOLDER" shall have the meaning set forth in Section 3.4 hereof.

                  "SIGNIFICANT CORPORATE EVENT" means any Acquisition, Recapitalization, Change in Control or Sale of Securities that is arranged or consummated on or prior to the first anniversary of the date of a purchase of the Warrants pursuant to Section 6.1. For purposes hereof: "ACQUISITION" means any transaction pursuant to which all or substantially all of the assets of the Company or any Subsidiary of the Company are sold, transferred or otherwise disposed, or the Company or any Subsidiary of the Company merges with or into another third party entity or consolidates with another such entity, or the Company or any Subsidiary of the Company liquidates or dissolves; "CHANGE IN CONTROL" means any transaction or series of related transactions in which beneficial ownership of more than twenty percent (20%) of the issued and outstanding shares of capital stock of the Company or any Subsidiary of the Company are sold, transferred or disposed; "RECAPITALIZATION" means any transaction pursuant to which the Company or any Subsidiary of the Company shall declare and pay any Special Dividend in cash or other property (other than Common Stock), or shall exchange any of its securities for other securities or a combination of securities and other property, or shall repurchase, redeem or otherwise acquire any of its securities; and "SALE OF SECURITIES" means any sale by the Company or any Subsidiary of the Company of any of its securities.

                  "SPECIAL DIVIDEND" shall have the meaning set forth in
Section 4.4.

                  "SUBSIDIARY" of the Company means any corporation, partnership, joint venture, association or other business entity of which more than 50% of the total voting power of shares of stock or other interests therein entitled to vote in the election of members of the board of directors, partnership committee, board of managers or trustees or other managerial body thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries or a combination thereof.

                  "WARRANT AGENCY" shall have the meaning set forth in Section 2.1.

                  "WARRANTHOLDER" means a holder of a Warrant.

                  "WARRANTS" shall have the meaning set forth in the second paragraph of this Warrant.

                                   ARTICLE VI

                         RIGHTS TO PUT AND CALL WARRANT

                  6.1. PUT RIGHT. The Company shall (or shall cause its Subsidiaries to) upon the written notice from any Holder of Warrants, given at any time on or after the earlier to occur of (i) November 3, 2004 and (ii) maturity (whether by acceleration or otherwise) of the Obligations (as defined in the Credit Agreement), to the extent that the Company or any such Subsidiary may legally do so, purchase all or any part of such Holder's Warrants specified in such notice in accordance with the provisions of this Article VI. The purchase price payable to each Holder for Warrants purchased pursuant to this
Section 6.1 shall be equal to such Holder's Percentage multiplied by the greater of (i) the Earnings Value and (ii) the Fair Market Value on the date of such purchase. The Company shall pay the purchase price for Warrants provided for in this Section 6.1 at the closing referred to in Section 6.4.

                  6.2.  CALL RIGHT.

                  (a) The Company may upon the written notice to the Holders of all of the Warrants, given at any time on or after November 3, 2005, to the extent that the Company may legally do so, purchase all (but not less than all) of the outstanding Warrants. The purchase price payable to each Holder of Warrants purchased pursuant to this Section 6.2 (a) shall be equal to such Holder's Percentage multiplied by the greater of (i) the Earnings Value (using a multiple of 6.5) and (ii) the Fair Market Value on the date of such purchase.

                  (b) The Company may upon the written notice to the Holders of all of the Warrants, given at any time the Company refinances its indebtedness under the Credit Agreement in a transaction in which all of the Lenders do not participate, to the extent that the Company may legally do so, purchase all (but not less than all) of the outstanding Warrants. The purchase price payable to each Holder of Warrants purchased pursuant to this Section 6.2(b) shall be equal to such Holder's Percentage multiplied by the greater of (i) the Earnings Value (using a multiple of 7.5) and (ii) the Fair Market Value on the date of such purchase.

                  6.3. HOLDER'S PERCENTAGE. As used in Section 6.1 or 6.2, the term "HOLDER'S PERCENTAGE" shall mean the fraction, the numerator of which shall be the number of shares of Common Stock issuable upon exercise of the portion of this Warrant requested to be purchased from such Holder, in the case of Section 6.1, or all of such Holder's shares, in the case of Section 6.2, and the denominator of which shall be the number of number of shares of Common Stock outstanding on the calculation date.

                  6.4. CLOSING OF WARRANT PURCHASE. The purchase of any Warrants by the Company pursuant to Section 6.1 or 6.2 shall take place at a place and time designated by the

Company, not less than 30 days nor more than 60 days after the notice of purchase pursuant to Section 6.1or 6.2. The Company shall notify the Holders of Warrants to be purchased of such place and time not less than five business days prior thereto. At the place and time specified in such notice, the Company shall purchase such Warrants and pay the purchase price therefor, by wire transfer of immediately available funds to such accounts as the Holders of the Warrants may specify in writing. If this Warrant has expired, the Company shall, at its expense, at the closing deliver to said Holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been purchased. Upon the purchase of a Warrant, the Warrant shall be cancelled and shall not be deemed outstanding for any purpose.

                  6.5. DEFAULT BY COMPANY. If the Company shall default in its obligation pursuant to Section 6.1 to purchase such Warrant, the Holder shall retain all rights to exercise the Warrant in accordance with the terms of this Warrant and may also claim against the Company for the defaulted purchase price, with interest as provided in Section 3.1 of the Credit Agreement.

                  6.6. EXPIRATION OF WARRANTS. If a put notice is given pursuant to Section 6.1 or 6.2 prior to the expiration of the Warrants, the Company's obligation to pay the purchase price therefor shall be fixed as of the date of such notice and shall not be released or otherwise affected by the expiration of the Warrants subsequent to such notice and prior to the closing of the purchase. In such case the Company shall purchase the Warrants covered by such notice in all respects as if such Warrants had not expired.

                  6.7. CERTAIN LEGAL REQUIREMENTS. Anything herein to the contrary notwithstanding, no Holder of a Warrant shall be required to sell such Warrant to the Company under specific circumstances that would constitute a fraudulent transfer within the meaning of any applicable law or otherwise give the Holder reasonable grounds to believe that such transaction would expose such Holder to liability for the return of the purchase price upon the application of the Company, its creditors or a bankruptcy trustee. If at any time: (i) the Company is purchasing Warrants, (ii) the Company is required by law or by any provision of its charter or by-laws or otherwise to make such purchase from its surplus account and (iii) the Company's surplus is not sufficient for such purpose, then and in any such event the Company shall promptly take all such action as shall be necessary and within its power (including reducing its capital stock account) to enable the Company to make such purchase.

                  6.8 SIGNIFICANT CORPORATE EVENT. (a) Not less than 30 days prior to the occurrence of a Significant Corporate Event, the Company shall give to the Holder written notice of such Significant Corporate Event, the date same is to occur and all principal terms thereof, including without limitation the amount of proceeds to be derived therefrom and the Distributable Amount in connection therewith. Each such notice shall state that (a) Company is not contemplating or planning any other Significant Corporate Event or (b) the Company is contemplating or planning another Significant Corporate Event and describing same to the same extent as that required in the preceding sentence. The Company shall furnish to the Holder such information concerning each Significant Corporate Event as the Holder shall reasonably request.

                  (b) In the event that a Significant Corporate Event is consummated, the purchase price payable to each Holder of Warrants purchased pursuant to Section 6.1 or Section 6.2, as the case may be, shall be increased by the amount, if any, by which (i) such Holder's Distributable Amount resulting from such Significant Corporate Event exceeds (ii) the purchase price theretofore paid to such Holder pursuant to Section 6.1 or Section 6.2, as the case may be.

                  (c) The Company shall pay any increased purchase price payable pursuant to Section 6.8(b) in immediately available funds on the date of the closing of the relevant Significant Corporate Event.

                  6.9 DELIVERY OF WARRANTS. The Holders shall deliver the Warrants to the Company upon the earlier to occur of (i) full payment for the Warrants under Section 6.8 hereof and (ii) the date one year following the purchase of the Warrants under Sections 6.1 or 6.2, assuming that (x) no notice shall have been given of a Significant Corporate Event the consummation of which might result in a Distributable Amount and (y) the Holder receives a certificate of the Company to the effect that as of such date, no Significant Corporate Event has been arranged and not consummated. In the event that as of the date referred to in clause (ii) of this Section 6.9 the Holder may be entitled to receive additional amounts from the Company, the Holder shall deliver the Warrants to the Company on the date such amounts are paid.

                                   ARTICLE VII

                                  MISCELLANEOUS

                  7.1. NOTICES. Any notice or other communication to be given shall be in writing and may be personally served, telexed or sent by United States mail and shall be deemed to have been given when delivered in person, upon receipt of telex of four Business Days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed. In the case of the Holder, such notices and communications shall be addressed to its address as shown on the books maintained by the Warrant Agency, unless the Holder shall notify the Company and the Warrant Agency that notices and communications should be sent to a different address (or telex number), in which case such notices and communications shall be sent to the address (or telex number) specified by the Holder. In the case of the Company, such notices and communications shall be addressed as follows (until notice of a change is given as provided herein):

                           Let's Talk Cellular & Wireless, Inc.
                           800 Brickell Avenue, Suite 400
                           Miami, Florida  33131
                           Attention: David H. Eisenberg
                           Telephone: (305) 358-8255

                           Facsimile: (305) 358-9068

                  7.2. WAIVERS; AMENDMENTS. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Holder (or any permitted transferee of all of the Warrants); PROVIDED, HOWEVER, that no such amendment, modification or waiver shall, without the written consent of the Holders of all Warrants at the time outstanding, (a) change the number of shares of Common Stock subject to purchase upon exercise of this Warrant, the Exercise Price or provisions for payment thereof or (b) amend, modify or waive the provisions of this Section or Article III, IV or VI. The provisions of the Registration Rights Agreement may be amended, modified or waived only in accordance with the respective provisions thereof.

                  Any such amendment, modification or waiver effected pursuant to this Section or the applicable provisions of the Registration Rights Agreement shall be binding upon the holders of all Warrants and Warrant Shares, upon each future holder thereof and upon the Company. In the event of any such amendment, modification or waiver the Company shall give prompt notice thereof to all holders of Warrants and, if appropriate, notation thereof shall be made on all Warrants thereafter surrendered for registration of transfer or exchange.

                  No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

                  7.3. GOVERNING LAW. This Warrant shall be construed in accordance with and governed by the laws of the State of New York except that matters relating to the corporate power and authority of the Company to carry out and comply with its agreements and undertakings hereunder shall be governed by the laws of the State of Florida.

                  7.4. SURVIVAL OF AGREEMENTS; REPRESENTATIONS AND WARRANTIES, ETC. All warranties, representations and covenants made by the Company herein or in the Registration Rights Agreement or in any certificate or other instrument delivered by or on behalf of it in connection with the Registration Rights Agreement or the Warrants shall be considered to have been relied upon by the Holder and shall survive the issuance and delivery of the Warrants, regardless of any investigation made by the Holder, and shall continue in full force and effect so long as this Warrant is outstanding. All statements in any such certificate or other instrument shall constitute representations and warranties hereunder.

                  7.5. COVENANTS TO BIND SUCCESSOR AND ASSIGNS. All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

                  7.6. SEVERABILITY. In case any one or more of the provisions contained in the Registration Rights Agreement or this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  7.7 SECTION HEADINGS. The section headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

                  7.8 NO RIGHTS AS STOCKHOLDER. This Warrant shall not entitle the Holder to any rights as a stockholder of the Company.

                  7.9 ORIGINAL ISSUE DISCOUNT. Under both generally accepted accounting principles and the regulations of the Internal Revenue Service, the issuance of Notes (as defined in the Credit Agreement) and this Warrant to the Holder, for an aggregate purchase price equal to the principal amount of such Notes, will result in the creation of "original issue discount" on such Notes (which original issue discount may also be deemed to constitute the value of this Warrant) and requires the determination of the value of this Warrant. Accordingly, the Company and the Holder agree that the amount of original issue discount on the Notes issued to the Holder and the value of 100% of this Warrant (which original issue discount and value shall be used by the Company and the Holder, as well as any subsequent holder of such Notes and this Warrant, for all purposes, including the preparation of tax returns and the preparation of financial statements of the Company and its Subsidiaries), shall be determined no later than 45 days from the date hereof.

                  IN WITNESS WHEREOF, LET'S TALK CELLULAR & WIRELESS, INC. has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized, and its corporate seal to be hereunto affixed, attested by its Secretary or an Assistant Secretary, all as of the day and year first above written.

                                       LET'S TALK CELLULAR & WIRELESS, INC.


                                       By: /s/ Daniel Cammarata
                                          -----------------------------
                                          Title:  CFO

[Corporate Seal]

Attest:


/s/ Lazarus Rothstein
--------------------------------
Secretary


SOLELY WITH RESPECT TO SECTION 3.4 HEREOF:

/s/ Douglas Berman
---------------------------------
HIG Investment Group, L.P.

/s/ Douglas Berman
---------------------------------
HIG Fund V, Inc.

/s/ Douglas Berman
---------------------------------
Texas Cellular Partners L.P.

                               SUBSCRIPTION NOTICE

                    (To be executed upon exercise of Warrant)

To:  LET'S TALK CELLULAR & WIRELESS, INC.

                  The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to purchase thereunder, _____ shares of Common Stock, as provided for therein, and tenders herewith payment of the Exercise Price in full in the form of ____________.

                  Please issue a certificate or certificates for such shares of Common Stock in the following name or names and denominations:














                  If said number of shares shall not be all the shares issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares less any fraction of a share paid in cash.

Dated:                 ,
       ----------------  ----

                                        ---------------------------

NOTE: THE ABOVE SIGNATURE SHOULD CORRESPOND EXACTLY WITH THE NAME ON THE FACE OF THE ATTACHED WARRANT OR WITH THE NAME OF THE ASSIGNEE APPEARING IN THE ASSIGNMENT FORM BELOW.

                                   ASSIGNMENT

                   (To be executed upon assignment of Warrant)

                  For value received, _______________________________ hereby sells, assigns and transfers unto ____________________ the attached Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________________ attorney to transfer said warrant on the books of LET'S TALK CELLULAR & WIRELESS, INC., a Florida corporation, with full power of substitution in the premises.



                                    ----------------------------


Dated:               ,
       --------------  ----